UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007 (October 1, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9009 Carothers Parkway
Suite 501
Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     HealthSpring, Inc., a Delaware corporation (“HealthSpring” or the “Company”), hereby amends and restates this Current Report on Form 8-K, which was initially filed on October 4, 2007, to include the financial statements required by Item 9.01 hereof. The financial statements filed with this amended and restated report were not included in the initial Current Report on Form 8-K because they were not available to the Company until recently. The required financial statements are filed as Exhibits 99.1, 99.2, and 99.3 to this amendment and restatement of this Current Report on Form 8-K. Except for the inclusion of the financial statements required by Item 9.01, this Current Report on Form 8-K has not been amended or modified in any substantive manner by this amended and restated report.
Item 1.01. Entry Into a Material Definitive Agreement
     In connection with the completion of the previously announced acquisition of Leon Medical Centers Health Plans, Inc. (“LMCHP”), described in more detail under Item 2.01 (the “Acquisition”), HealthSpring and certain of its subsidiaries entered into the material definitive agreements not in the ordinary course of business described in this Item 1.01.
     New Credit Agreement
     On October 1, 2007, the Company entered into a $400.0 million, five-year credit agreement (the “New Credit Agreement”) with Goldman Sachs Credit Partners L.P. (“GSCP”), as administrative agent, lead arranger, and collateral agent; Bank of America, N.A., Citibank, N.A., and UBS Securities LLC, as co-syndication agents; Wachovia Bank, N.A., as documentation agent; certain other agents; and certain other lenders. Subject to the terms and conditions set forth therein, the New Credit Agreement provides for $300 million in term loans and a $100 million revolving credit facility with a $5 million subfacility for swingline loans and a separate $5 million subfacility for letters of credit (collectively, the “New Credit Facilities”).
     Borrowings under the New Credit Agreement, together with the Company’s available cash on hand, were used to fund the Acquisition as well as transaction expenses related thereto. The $100 million revolving credit facility, which is available for working capital and general corporate purposes including capital expenditures and permitted acquisitions, is currently undrawn.
     The New Credit Facilities replace the Company’s $75 million five-year secured revolving credit facility entered into as of April 21, 2006 with UBS Securities LLC and Citigroup Global Markets, Inc., as joint lead arrangers and joint bookrunners, certain other agents, and certain lenders (the “Prior Credit Facility”). There was no outstanding indebtedness under the Prior Credit Facility (other than in respect of a $150,000 letter of credit) at the time of its replacement.
     Borrowings under the New Credit Agreement accrue interest on the basis of either a base rate or a LIBOR rate plus, in each case, an applicable margin depending on the Company’s debt-to-EBITDA leverage ratio. The Company also will pay commitment fees on the unfunded portion of the lenders’ commitments under the revolving credit facility, the amounts of which will also depend on the Company’s leverage ratio. The New Credit Agreement matures, the commitments thereunder terminate, and all amounts then outstanding thereunder are payable on October 1, 2012.
     The term loans are payable in equal quarterly principal installments aggregating 5% of the aggregate initial principal amount of the term loans, or $15,000,000, in the first year, with the remaining balance of the term loans being payable in equal quarterly installments aggregating 10% ($30,000,000), 10% ($30,000,000), 15% ($45,000,000), and 60% ($180,000,000) in the second, third, fourth, and fifth years, respectively. The net proceeds from certain asset sales, casualty/condemnation events, and incurrences of indebtedness (subject, in the cases of asset sales and casualty/condemnation events, to certain reinvestment rights), and a portion of the net proceeds from equity issuances and the Company’s excess cash flow, are required to be used to make prepayments in respect of loans outstanding under the New Credit Facilities.
     Loans under the New Credit Agreement are secured by a first priority lien on substantially all assets of the Company and its non-HMO subsidiaries, including a pledge by the Company and its non-HMO subsidiaries of all of the equity interests in each of their domestic subsidiaries.
     The New Credit Agreement contains conditions precedent to extensions of credit and representations, warranties, and covenants, including financial covenants, customary for transactions of this type. Financial covenants include (i) a maximum leverage ratio comparing total indebtedness to consolidated adjusted EBITDA, (ii) minimum net worth requirements for each HMO subsidiary calculated with reference to applicable regulatory requirements, and (iii) maximum capital expenditures, in each case as more specifically provided in the New Credit Agreement.
     The New Credit Agreement also contains customary events of default as well as restrictions on undertaking certain specified corporate actions including, among others, asset dispositions, acquisitions and other investments, dividends and stock repurchases, changes in control, issuance of capital stock, fundamental corporate changes such as mergers and consolidations, incurrence of additional indebtedness, creation of liens, transactions with affiliates, and certain subsidiary regulatory restrictions. If an event of default occurs that is not otherwise waived or cured, the lenders may terminate their obligations to make loans and other extensions of credit under the New Credit Agreement and the obligations of the issuing banks to issue letters of credit and may declare the loans outstanding under the New Credit Agreement to be due and payable.
     The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
     The arrangers, certain of the agents, certain of the lenders, and their affiliates have performed, and from time to time may perform, normal banking, investment banking, underwriting, and advisory services for the Company and its affiliates for which they receive customary fees and expenses, including in connection with any future refinancing of the New Credit Facilities. Goldman Sachs & Co. served as financial advisor to the Company in connection with the Acquisition and received a customary fee in connection therewith. Certain of the lenders under the Prior Credit Facility are lenders under the New Credit Agreement.
     Medical Services Agreement
     On October 1, 2007, LMCHP, which, upon the closing of the Acquisition, changed its corporate name to HealthSpring of Florida, Inc., but will continue to be operated under the Leon Medical Centers Health Plans name, entered into a Medical Services Agreement with Leon Medical Centers, Inc. (“LMC”) (the “Medical Services Agreement”) pursuant to which LMC will provide or arrange for the provision of certain medical services to LMCHP’s members. The Medical Services Agreement is for an initial term of approximately ten years with an additional five-year renewal term at LMCHP’s option.
     Payments for medical services under the Medical Services Agreement are based on agreed upon rates for each service, multiplied by the number of plan members as of the first day of each month. Payments for pharmaceuticals (other than injectables, which, in general, will be provided by LMCHP) under the Medical Services Agreement are 105% of the actual cost incurred by LMC. There is also a sharing arrangement with regard to LMCHP’s annual medical loss ratio (“MLR”) whereby the parties share equally any surplus or deficit of up to 5% with regard to agreed-upon MLR benchmarks. The initial target for the annual MLR is 80.0%, which increases to 81.0% during the term of the agreement.

     LMCHP has agreed that, during the term of the agreement, LMC will be LMCHP’s exclusive clinic model provider, as defined in the agreement, in the four South Florida counties of Miami-Dade, Palm Beach, Broward, and Monroe. LMC has agreed that LMCHP will be, during the term of the agreement, the exclusive health maintenance organization to whom LMC provides medical services as contemplated by the agreement in the four-county area.
     As required by the Medical Services Agreement, the Sellers (as defined under Item 2.01 below) have agreed to guarantee the payment by LMC of specified damages, not to exceed $100 million in the aggregate, incurred or suffered by the Company in connection with specified breaches of the Medical Services Agreement.
     As a result of his affiliation as majority owner, chairman of the board of directors, and chief executive officer of LMC, Benjamin Leon, Jr., who was appointed to the Company’s Board of Directors immediately following the closing of the Acquisition, has an indirect material interest in the Medical Services Agreement. See Item 5.02.
     The foregoing summary of the Medical Services Agreement and the related guaranty is not complete and is qualified in its entirety by reference to the text of the Medical Services Agreement and Guaranty Agreement, copies of which are filed as Exhibit 10.2 to this report and incorporated herein by reference.
     Registration Rights Agreement
     On October 1, 2007, HealthSpring entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the former stockholders of LMCHP (including Mr. Leon), the Sellers pursuant to the Stock Purchase Agreement (as defined under Item 2.01 below). The Registration Rights Agreement gives the Sellers the right to cause HealthSpring to register for public resale their shares of HealthSpring common stock received in connection with the Acquisition under the Securities Act of 1933, as amended, in the event the condition to the release of such shares from escrow is satisfied. The Company has no obligation to register shares on behalf of any party to the extent that all shares subject to the Registration Rights Agreement owned by that party are eligible to be sold to the public in any 90 day period in accordance with Rule 144.
     The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
     In connection with, and as a condition precedent to, the closing of the New Credit Agreement, the Company terminated the Prior Credit Facility. There were no material termination fees incurred by the Company in connection therewith.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On October 1, 2007, NewQuest, LLC (“NewQuest”), a Texas limited liability company and wholly owned subsidiary of HealthSpring, completed the previously announced acquisition of all of the outstanding capital stock of LMCHP pursuant to the terms of the Stock Purchase Agreement, dated as of August 9, 2007 (the “Stock Purchase Agreement”), by and among HealthSpring, NewQuest, LMCHP, and the stockholders of LMCHP (the “Sellers”). Pursuant to the Stock Purchase Agreement, NewQuest acquired LMCHP for $355.0 million in cash and 2,666,667 shares of HealthSpring common stock, $.01 par value per share (the “Share Consideration”), which Share Consideration has been deposited in escrow and will be released upon the timely construction of two additional medical centers by LMC. The aggregate purchase price for LMCHP was determined in arms-length negotiations between the parties.

The Share Consideration, at the Sellers’ option, is available to satisfy post-closing indemnification obligations of the Sellers under the Stock Purchase Agreement.
     Pursuant to the Stock Purchase Agreement, and immediately following the closing of the Acquisition, Benjamin Leon, Jr., a Seller, was appointed to the Board of Directors of HealthSpring. See Item 5.02.
     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Stock Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Form 8-K filed by HealthSpring on August 14, 2007 and which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities
     As part of the consideration contemplated by the Stock Purchase Agreement, HealthSpring issued an aggregate of 2,666,667 shares of its common stock to the Sellers. The shares will be held in escrow, to be released to the Sellers as provided in the Stock Purchase Agreement. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The number of shares of common stock issued to the Sellers was negotiated between the Company and the Sellers in connection with the negotiation of the Stock Purchase Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On October 1, 2007, as required by the Stock Purchase Agreement, immediately following the closing of the Acquisition, Benjamin Leon, Jr. was appointed to the Company’s Board of Directors as a Class II director. Mr. Leon’s initial term is scheduled to expire at the Company’s 2010 annual meeting of stockholders. Pursuant to the terms of the Stock Purchase Agreement, the Company will use its reasonable best efforts until September 30, 2010 to cause Mr. Leon to be nominated and recommended to the Company’s stockholders for election as a Class II director at each annual meeting of the Company’s stockholders at which he would be required to stand for reelection, until the occurrence of certain events specified in the Stock Purchase Agreement. At the current time, Mr. Leon will not serve on any of the standing Board committees.
     In accordance with the Company’s compensation guidelines for non-employee directors, Mr. Leon was awarded 6,421 shares of restricted Company common stock on October 1, 2007 pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan. The restrictions on such shares of restricted common stock will lapse on October 1, 2008.
     As a result of his affiliation as majority owner, chairman of the board of directors, and chief executive officer of LMC, Mr. Leon has an indirect material interest in the Medical Services Agreement, and the information provided under Item 1.01 relating to the Medical Services Agreement is accordingly incorporated herein by reference. Mr. Leon is a party to the Registration Rights Agreement. In connection with the Acquisition, LMCHP and a wholly owned subsidiary of HealthSpring also entered into a transitional Office Space Agreement with LMC, which calls for monthly lease payments of approximately $45,000. Accordingly, Mr. Leon may be deemed to have an indirect material interest in each of such agreements.

Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
     Audited Financial Statements of LMCHP as of and for the years ended December 31, 2006 and 2005 are filed herewith as Exhibit 99.1.
     Unaudited Financial Statements of LMCHP as of and for the six months ended June 30, 2007 are filed herewith as Exhibit 99.2.
(b) Pro Forma Financial Information
     Unaudited Pro Forma Condensed Combined Financial Statements as of and for the six months ended June 30, 2007 and for the year ended December 31, 2006 are filed herewith as Exhibit 99.3.
(d) Exhibits

Exhibit Number	Description

10.1	Credit and Guaranty Agreement, dated as of October 1, 2007, by and among HealthSpring, Inc., as borrower, certain subsidiaries of HealthSpring, Inc., as guarantors, the lenders party thereto from time to time, and Goldman Sachs Credit Partners L.P., as administrative agent, lead arranger and collateral agent.*

10.2	Medical Services Agreement, dated as of October 1, 2007, by and between Leon Medical Centers, Inc. and Leon Medical Centers Health Plans, Inc.*

10.3	Registration Rights Agreement, dated as of October 1, 2007, by and among HealthSpring, Inc. and former stockholders of Leon Medical Centers Health Plans, Inc.*

23.1	Consent of Gerson, Preston, Robinson & Company, P.A.

99.1	Audited Financial Statements of Leon Medical Centers Health Plans, Inc. as of and for the years ended December 31, 2006 and 2005.

99.2	Unaudited Financial Statements of Leon Medical Centers Health Plans, Inc. as of and for the six months ended June 30, 2007.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the six months ended June 30, 2007 and for the year ended December 31, 2006.

*	Documents previously filed with the Current Report on Form 8-K dated October 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: December 11, 2007